Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

by and among

SPHERIX INCORPORATED,

NUTA TECHNOLOGY CORP.

NORTH SOUTH HOLDINGS INC.

AND

THE STOCKHOLDERS OF NORTH SOUTH HOLDINGS INC.

Dated as of April 2, 2013

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is entered into as of April 2, 2013, by and among SPHERIX INCORPORATED, a Delaware corporation (“Parent”); NUTA TECHNOLOGY CORP., a Virginia corporation and wholly-owned subsidiary of Parent (“Buyer”); NORTH SOUTH HOLDINGS INC., a Delaware corporation (the “Company”); and the undersigned shareholders of the Company as holders of all of the capital stock of the Company (collectively, the “Stockholders”).  Parent, Buyer, Company and the Stockholders are each a “party” and together are “parties” to this Agreement.

R E C I T A L S

WHEREAS, the Company is the owner of a patent portfolio as well as certain licenses and rights, including the right to commercialize inventions described in the patent portfolio;

WHEREAS, the Stockholders own 100% of the issued and outstanding capital stock of the Company; and

WHEREAS, the Boards of Directors of Parent, Buyer and the Company have each approved the acquisition of the Company by merger of the Company with and into the Buyer, with Buyer surviving such merger, upon the terms and subject to the conditions set forth in this Agreement, whereby all of the issued and outstanding shares of the capital stock of the Company will be converted into the right to receive the Merger Consideration (as defined herein); and

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound the parties agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided,

(a)           the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

(b)           all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

(c)           all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

(d)           pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

As used in this Agreement and the schedules delivered pursuant to this Agreement, the following definitions shall apply:

“AAA Rules” has the meaning set forth in Section 9.15.

“Action” means any action, complaint, claim, charge, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any mediator, arbitrator or Governmental Entity.

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

“Agreement” means this Agreement and Plan of Merger, as amended or supplemented, together with all exhibits and schedules attached or incorporated by reference.

“Approval” means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

“Articles of Merger” has the meaning set forth in Section 2.2.

 “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Certificates” has the meaning set forth in Section 2.6.

“Claim” has the meaning set forth in Section 8.3.

“Claim Notice” has the meaning set forth in Section 8.3.

“Closing” has the meaning set forth in Section 2.11.

“Closing Date” means the date of the Closing as set forth in Section 2.11.

 “Common Consideration” has the meaning set forth in Section 2.5.

“Common Share” and “Common Shares” have the meanings set forth in in Section 2.5.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

 “Company” has the meaning set forth in the preamble to this Agreement.

“Company Intellectual Property” has the meaning set forth in in Section 3.10(a).

“Conditions Precedent” has the meaning set forth in Section 6.5

“Conversion Limit” has the meaning set forth in Section 6.9

 “Contract” means any agreement, contract, arrangement, bond, loan commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

“COV” has the meaning set forth in Section 2.1.

“DGCL” has the meaning set forth in Section 2.1.

“Effective Time” has the meaning set forth in Section 2.2.

“Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

“Escrow Agent” means a mutually agreed to third party that is in the business of providing the escrow services similar to the services required herein.

“Escrow Agreement” has the meaning set forth in Section 2.7.

“Escrow Period” has the meaning set forth in Section 2.7.

“Escrow Shares” has the meaning set forth in Section 2.7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Licenses” has the meaning set forth in Section 3.10(e).

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

 “Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, object code, diagrams, data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium), (i) licenses, immunities, covenants not to sue and the like relating to the foregoing, and (j) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

“Knowledge” or “Known” shall mean the actual knowledge (without investigation) of the Stockholders, the Company, the Parent or the Buyer, as the case may be.

“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

“Loss” means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

“Material Adverse Effect” means, with respect to any Person, (i) a material adverse effect on the condition (financial or otherwise), business, prospects, assets, liabilities, or results of operations of such Person; or (ii) a material adverse effect on the ability of such Person to consummate the transactions contemplated by this Agreement.

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 2.5.

“Non-Escrow Shares” has the meaning set forth in Section 2.7.

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Indemnified Party” has the meaning set forth in Section 8.1.

“Parent Indemnifying Party” has the meaning set forth in Section 8.2.

“Parent Shares” shall mean shares of common stock, par value $0.0001 per share and all shares of Parent’s Series D Convertible Stock, par value $0.0001 per share, delivered to the Stockholders as part of the Merger Consideration.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

“Pre-Closing Tax Returns” has the meaning set forth in Section 7.2.

“Preferred Consideration” has the meaning set forth in in Section 2.5.

“Preferred Escrow Shares” has the meaning set forth in Section 2.7.

“Preferred Share” and “Preferred Shares” have the meanings set forth in in Section 2.5.

“Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

 “Regulation D” has the meaning set forth in Section 3.6.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

 “Series A Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company, the terms of which are set forth in a certificate of designation filed by the Company with the Secretary of State of the State of Delaware and annexed hereto as Exhibit A.

“Series B Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company, the terms of which shall be set forth in a certificate of designation filed by the Company with the Secretary of State of the State of Delaware prior to the Closing, substantially in the form of Exhibit B annexed hereto.

“Series D Certificate of Designation” has the meaning set forth in Section 2.5.

“Series D Preferred Stock” has the meaning set forth in Section 2.5.

 “Share” and “Shares” has the meaning set forth in Section 2.5 and includes all options, warrants or other securities convertible into shares.

“Stockholders” has the meaning set forth in the preamble to this Agreement.

“Stockholders Indemnified Party” has the meaning set forth in Section 8.2.

“Stockholders Indemnifying Party” and “Stockholders Indemnifying Parties” has the meaning set forth in Section 8.1(a).

“Straddle Period” has the meaning set forth in Section 7.3.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Tax” (and, with correlative meaning, “Taxes”) means:  (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, escheat, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax Indemnity Agreement.

“Tax Claim” has the meaning set forth in Section 7.6.

“Tax Indemnity Agreement” means any written or unwritten agreement or arrangement pursuant to which the Company may be required to indemnify or reimburse another party for any liability relating to Taxes.

“Tax Period” has the meaning set forth in Section 3.7

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Arrangement” means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company.

 “Threshold” has the meaning set forth in Section 8.1(c).

“Volume Percentage” has the meaning set forth in Section 6.9

ARTICLE II

THE MERGER

2.1 The Merger

      At the Effective Time and upon the terms and subject to the conditions of this Agreement, including the satisfaction of the Conditions Precedent set forth in Section 6.5 herein, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Code of Virginia (the “COV”), the Company shall be merged with and into Buyer (the “Merger”).  Following the Merger, (i) the Buyer shall continue as the surviving entity (the “Surviving Entity”) and wholly owned subsidiary of Parent incorporated and domiciled in the State of Virginia and (ii) the separate corporate existence of the Company shall cease.  Parent, as the sole owner of Buyer, hereby approves the Merger and this Agreement.

2.2 Effective Time

      Subject to the terms and conditions set forth in this  Agreement, on the Closing Date, (i) a Certificate of Merger, substantially in the form of Exhibit C annexed hereto (the “Certificate of Merger”) shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of Delaware for filing and (ii) Articles of Merger, substantially in the form of Exhibit D annexed hereto (the “Articles of Merger”) shall be duly executed and acknowledged by Buyer and the Company and thereafter delivered to the Clerk of the State Corporation Commission of Virginia for filing.  The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of Delaware and a properly executed copy of the Articles of Merger is duly filed with the Clerk of the State Corporation Commission of Virginia, or such later time as Parent and the Stockholders may agree upon and as set forth in the Certificate of Merger and the Articles of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

2.3 Effects of the Merger

      The Merger shall have the effects set forth in the DGCL and COV.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Entity, and all debts, liabilities and obligations of the Company and Buyer shall become the debts, liabilities and obligations of the Surviving Entity.  At the Effective Time, the Surviving Entity shall be incorporated and domiciled in the State of Virginia.  The parties agree to cooperate and deliver any further documentation and information as may be required by the Secretary of State of the State of Delaware and/or the Clerk of the State Corporation Commission of Virginia (as the case may be) to cause the Surviving Entity to be domiciled in the State of Virginia at the Effective Time or as soon as thereafter practicable.

2.4 Certificate and Articles of Incorporation, Bylaws and Directors and Officers

      The certificate of incorporation of the Company shall, without further action, be terminated, and the articles of incorporation and bylaws of the Buyer in effect at the Effective Time shall be the articles of incorporation and bylaws of the Surviving Entity until amended in accordance with applicable Law.  The sole officer and director of the Buyer, in office immediately prior to the Effective Time, shall be the sole officer and director of the Surviving Entity effective as of the Effective Time.

2.5 Conversion of Shares

       At the Effective Time, by virtue of the Merger (and without any action on the part of Buyer or the Company) (i) the shares of Common Stock (each, a “Common Share” and, collectively, the “Common Shares”) issued and outstanding immediately prior to the Effective Time shall, collectively, be converted into the right to receive the Common Consideration and (ii) the shares of Preferred Stock (each a “Preferred Share”, collectively, the “Preferred Shares” and, together with the Common Shares, the “Shares”) issued and outstanding immediately prior to the Effective Time shall, collectively, be converted into the right to receive the Preferred Consideration.  The “Common Consideration” is the aggregate consideration consisting of 118,483 shares of Parent’s common stock, par value $0.0001 per share.  The “Preferred Consideration” (together with the Common Consideration, the “Merger Consideration”) is the aggregate consideration consisting of 1,488,152 shares of Parent’s newly designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), the terms of which are set forth in a certificate of designation to be filed by the Parent with the Secretary of State of the State of Delaware substantially in the form of Exhibit E annexed hereto the (“Series D Certificate of Designation”).   As further set forth in the Series D Certificate of Designation, at no time may shares of Parent’s Series D Preferred Stock be converted if the number of shares of Parent common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Parent common stock owned by such holder at such time, the number of shares of Parent’s common stock which would result in such holder beneficially owning more than 4.99% or, in accordance with the terms of the Series D Certificate of Designation, 9.99% of all of the Parent’s issued and outstanding common stock at such time.

2.6 Exchange of Shares for Merger Consideration

        At the Effective Time, the Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such Shares (the “Certificates”) shall thereafter represent the right to receive only the Merger Consideration.

2.7 Delivery of Merger Consideration; Escrow, Lockup

        At the Effective Time, in accordance with the terms of an escrow agreement (the “Escrow Agreement”), substantially in the form of Exhibit F annexed hereto, Parent shall deliver (i) to the Escrow Agent, Merger Consideration consisting of ten percent (10%) of the total number of shares of capital stock of the Company constituting the Merger Consideration in shares of Series D Preferred Stock (150,000 shares) (the “Escrow Shares”); and (ii) to the Stockholders, the remaining Merger Consideration (the “Non-Escrow Shares”).  The Escrow Shares shall be available to secure any claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of the Stockholders pursuant to this Agreement during the escrow period (“Escrow Period”) of twelve (12) months following the Closing Date.  In no event shall the indemnification obligations of the Stockholders under this Agreement exceed the Escrow Shares. The Escrow Shares shall not be available for sale, transfer or other disposition by the Stockholders during the Escrow Period.

2.8 Buyer Common Stock

      Each share of Buyer common stock, par value $0.0001 per share, held by Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent, be converted into the right to receive one (1) share of common stock of the Surviving Entity.

2.9 Delivery of Certificates

(a) Delivery.  At the Closing, the Stockholders shall deliver their Certificate(s) to Parent and Parent shall deliver in exchange therefor payment of the Merger Consideration pursuant to Section 2.7.  Upon delivery of the Merger Consideration, the Certificate(s) so surrendered by the Stockholders shall forthwith be canceled.

(b) No Further Transfers.  The Merger Consideration paid upon the surrender of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.  From and after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Entity of the Shares that were outstanding immediately prior to the Effective Time.

(c) Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

2.10 Intentionally Omitted

2.11 The Closing

      Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Baxter, Baker, Sidle, Conn & Jones P.A., contemporaneously with the execution of this Agreement, or at such other place or at such other time or on such other date as the Stockholders and Parent may mutually agree upon in writing, provided that all conditions to closing have been satisfied and closing deliveries required of the parties in this Article II have been delivered (the day on which the Closing takes place being the “Closing Date”).  The Closing may, with the consent of all parties, take place by delivering an exchange of documents by facsimile transmission or electronic mail with originals to follow by overnight mail service courier.

2.12 Closing Deliveries by the Stockholders and the Company

.  At the Closing, against delivery of, among other things, the Merger Consideration, the Stockholders shall deliver or cause to be delivered to Parent:

(a) the Certificates in accordance with Section 2.9;

(b) All minute books, seals and other records of the Company provided that such minute books, seals and other records shall not be required to be received by Parent prior to the Closing;

(c) Certificates of the Secretary of State and the taxing authorities of the State of Delaware dated not more than five (5) business days prior to the Closing Date, attesting to the incorporation and good standing of the Company as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

(d) Copies, certified by the Secretary of State of Delaware, of the Certificate of Incorporation of the Company, and all amendments thereto;

(e) Copies, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date, of the bylaws of the Company, and all amendments thereto;

(f) a copy, certified as of the Closing Date by the Secretary or Assistant Secretary of Company, of the resolutions of the Board of Directors of the Company authorizing the Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

(g) the Escrow Agreement, duly executed by the Company and the Stockholders; and

(h) the Certificate of Merger and Articles of Merger duly executed by the Company.

2.13 Closing Deliveries by Parent and Buyer

        At the Closing, against delivery of, among other things, the Certificates, Buyer and Parent shall deliver to the applicable Stockholders:

(a) the Non-Escrow Shares;

(b) Certificates of the Secretary of State and the taxing authorities of the State of Delaware dated not more than five (5) business days prior to the Closing Date, attesting to the incorporation and good standing of Parent as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

(c) a copy, certified as of the Closing Date by the Secretary or Assistant Secretary of Parent, of the bylaws of Parent and all amendments thereto and resolutions of the Board of Directors of Parent authorizing Parent’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

(d) Certificates of the Secretary of State and the taxing authorities of the State of Virginia dated not more than five (5) business days prior to the Closing Date, attesting to the incorporation and good standing of Buyer as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

(e) a copy, certified as of the Closing Date by the Secretary or Assistant Secretary of Buyer, of the resolutions of the Board of Directors of Buyer authorizing Buyer’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

(f) Copies, certified by the Secretary of State of Virginia of the Articles of Incorporation of Buyer, and all amendments thereto;

(g) Copies, certified the by Secretary or Assistant Secretary of Buyer as of the Closing Date, of the bylaws of Buyer, and all amendments thereto;

(h) the Escrow Agreement, duly executed by the Parent; and

(i) the Articles of Merger duly executed by the Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

The Stockholders, jointly and severally, to the best of their Knowledge, hereby each represent and warrant as of the Closing Date to Buyer and Parent as follows:

3.1 Organization and Qualification of the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all necessary corporate power and authority over the assets now owned by it.  The Company is not required to be licensed or qualified in any foreign jurisdiction.  The Stockholders have delivered to Buyer complete and correct copies of the charter and bylaws of the Company as in effect as of the Closing Date.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 75,000 shares of Common Stock and 1,000 shares of Preferred Stock.  As of the Effective Date, (i) 500 shares of Common Stock are issued and outstanding, (ii) 500 shares of Preferred Stock are designated as Series A Preferred Stock, convertible into an aggregate of 50,000 shares of Common Stock, and all such 500 shares of Series A Preferred Stock are issued and outstanding, and (iii) 128 shares of Preferred Stock are designated as Series B Preferred Stock, convertible into an aggregate of 12,800 shares of Common Stock, and all such 128 shares of Series B Preferred Stock are issued and outstanding.

(b) Except as set forth in the preceding sentence, there are no shares of capital stock of the Company issued and outstanding.  All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable.  None of the Shares were issued in violation of any preemptive rights or are subject to any preemptive rights of any Person.  All of the Shares have been issued and granted in all material respects in compliance with applicable securities Laws and other requirements of Law.  No legend or other reference to any Encumbrance appears upon any certificate representing the Shares, except for customary legends with respect to transfer restrictions for restricted securities under federal and state securities Laws.  The Stockholders are the sole record holders of the issued and outstanding capital stock of the Company.

(c) Except as set forth in Section 3.2(a), there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Stockholders or the Company or any contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Company, including, but not limited to the Shares; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests.  There are no outstanding contractual obligations of any of the Stockholders or the Company to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Company, including, but not limited to the Shares.  The Company neither owns nor has any contract, agreement or understanding to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3 Stock Ownership by Stockholders

      The Stockholders have good title to, and are the sole record and beneficial owners of, the Shares and the Shares owned by the Stockholders are free and clear of any and all Encumbrances.  The Stockholders are not a party to any voting trusts, Stockholders agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares owned by the Stockholders other than such which will terminate upon the consummation of the transactions contemplated by this Agreement.

3.4 Authorization; Enforceability

      The execution, delivery and performance of this Agreement by the Stockholders and the Company and the consummation by the Stockholders and the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Stockholders and the Company, respectively.  This Agreement has been duly executed and delivered by the Stockholders and the Company, and assuming due authorization, execution and delivery by Buyer and Parent, this Agreement constitutes a valid and binding obligation of the Stockholders and the Company enforceable against the Stockholders and the Company in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws, or by equitable principles relating to the rights of creditors generally.

3.5 No Conflict; Governmental Consents

       The execution, delivery and performance of this Agreement by the Stockholders and the Company do not and will not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws of the Company, (ii) conflict with or violate in any material respect any Law or Order applicable to the Stockholders or, to the Knowledge of the Stockholders, the Company, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares owned by the Stockholders or on any of the other assets or properties of the Stockholders pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other Contract to which the Stockholders is a party or by which any of the Shares owned by the Stockholders or any of such other assets or properties is bound or affected, except as would not reasonably be expected to result in a Material Adverse Effect on the Stockholders. The execution, delivery and performance of this Agreement by the Stockholders and, to the Knowledge of the Stockholders, the Company, do not and will not require any Approval or Order of any Governmental Entity.

3.6 Additional Stockholder Representations. (a) Each Stockholder represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act and that the Stockholder is able to bear the economic risk of an investment in the Parent Shares. Each Stockholder hereby acknowledges and represents that (i) such Stockholder has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Stockholder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Parent to the Stockholder to evaluate the merits and risks of such an investment on the Stockholder’s behalf; (ii) the Stockholder recognizes the highly speculative nature of this investment; and (iii) the Stockholder is able to bear the economic risk that the Stockholder hereby assumes.

(b) Each Stockholder understands that the Parent Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon such Stockholder’s investment intention.  In connection with the foregoing, each Stockholder hereby represents that the Stockholder is purchasing the Parent Shares for the Stockholder’s own account for investment and not with a view toward the resale or distribution to others.  The Stockholder, if an entity, further represents that it was not formed for the purpose of purchasing the Parent Shares. Each Stockholder understands and hereby acknowledges that the Parent is under no obligation to register any of the Parent Shares under the Securities Act or any state securities or “blue sky” laws.

(c) The Stockholders consent to the placement of a legend on any certificate or other document evidencing the Parent Shares that such Parent Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Stockholder is aware that the Parent will make a notation in its appropriate records with respect to the restrictions on the transferability of such Parent Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED

3.7 Taxes.

During the period beginning on the date of inception through and including the Closing Date (such period, the “Tax Period”):

(a) All Tax Returns required to be filed by or with respect to the Company in respect of the Tax Period have been timely filed, and, to the Knowledge of the Stockholders, all such Tax Returns are complete and correct in all material respects.  The Company has paid (or there has been paid on its behalf) all Taxes, whether shown on any Tax Returns, that are due from or with respect to it for the periods covered by such Tax Returns and have made all required estimated payments of Tax sufficient to avoid any penalties for underpayment.

(b) To the Knowledge of the Stockholders, no claim has been made, in respect to the Tax Period, by an authority in a jurisdiction where the Company does not file a Tax Return that the Company may be subject to taxation in that jurisdiction and no basis exists for any such claim.  There is no proposed assessment and no audit, examination, suit, investigation or similar proceeding pending or to the Knowledge of the Stockholders, proposed or threatened with respect to Taxes of the Company for the Tax Period and, to the Knowledge of the Stockholders, no basis exists therefor.

3.8 Litigation; Compliance with Laws.

(a) To the Knowledge of the Stockholders, there is no Action pending or threatened against or affecting any of the Company or its respective assets.

(b) Neither the Stockholders nor the Company are (i) to the Knowledge of the Stockholders, in violation of any applicable Law or (ii) to the Knowledge of the Stockholders, subject to or in default with respect to any Order to which any of them, or any of their respective properties or assets (owned or used), is subject.  To the Knowledge of the Stockholders, the Company, since inception, has been in compliance with each Law that is or was applicable to it or use of any of its assets, except as would not reasonably be expected to result in a Material Adverse Effect on the Stockholders.

(c) To the Knowledge of the Stockholders, no Stockholder has received either in its own capacity or as a representative of the Company, since inception, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except as would not reasonably be expected to result in a Material Adverse Effect on the Stockholders.

3.9 No Brokers or Finders.

        No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any of the Stockholders, the Company, or any of their respective Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or such transactions.

3.10 Intellectual Property Rights.

(a)  To the Knowledge of the Stockholders, the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property identified in Schedule 3.10(a) (the “Company Intellectual Property”). To the Knowledge of the Stockholders, the Company owns or is the valid licensor of all such Company Intellectual Property and each item of the Company Intellectual Property owned by the Company immediately prior to the Closing will be owned or available for use by the Surviving Entity on identical terms and conditions immediately subsequent to the Closing hereunder.

(b)           The Company Intellectual Property has not nor, to the Knowledge of the Stockholders, will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with (other than through the Existing Licenses), any Intellectual Property rights of third parties; there are no facts indicating a likelihood of the foregoing; and the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). The Company is not a party to any past, pending or threatened action, lawsuit or other judicial, arbitral or administrative proceeding involving or relating to any Company Intellectual Property, including, without limitation, involving any claim that Company infringed, misappropriated or violated the Intellectual Property Rights of any third party.

(c)           The Company has taken all necessary and desirable actions to maintain and protect all of the Company Intellectual Property.

(d)             To the Knowledge of the Stockholders, the Company has complied with and is presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative, or regulatory laws, regulations, guidelines, and rules applicable to any Company Intellectual Property or to personal information and the Company shall take all steps necessary to ensure such compliance until Closing.

(e)             To the Knowledge of the Stockholders, the only licenses with respect to the Company Intellectual Property that have been granted by Company or by any predecessor owner of the Company Intellectual Property to any third party or affiliate that are not expired or otherwise terminated are identified in Schedule 3.10(e) (the “Existing Licenses”).

(f)      To the Knowledge of the Stockholders, the Company Intellectual Property is (i) valid and enforceable and in full force and is not subject to any opposition, cancellation, interference, reissue or reexamination proceeding; (ii) validly applied for and registered; and (iii) not the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation; and all maintenance fees and annuities required with respect to such Company Intellectual Property to date have been paid in full.

(g)             To the Knowledge of the Stockholders, there is no prior art that would invalidate any Company Intellectual Property.

(h)             The Company has not sent any notice to or asserted or threatened any action or claim against any third party involving or relating to the Company Intellectual Property.

(i)      The Company has not made a previous assignment, transfer or agreement in conflict herewith or constituting a present or future assignment of or encumbrance of any of the Company Intellectual Property other than the obligation to pay Harris Corporation five percent (5%) of the gross amount of any judgment or settlement received by the Company in an action initiated by the Company for infringement of the Intellectual Property identified in Schedule 3.10(a) provided that Harris Corporation complies with all reasonable requests for assistance in connection with such action.

(j)           By executing and performing its obligations under this Agreement, Company is not in violation of any agreement between Company and any third party relating to any of the Company Intellectual Property.

3.11 Disclosure

.  To the Knowledge of the Stockholders all factual information (taken as a whole) heretofore or contemporaneously requested by Parent or Buyer and furnished to Parent or Buyer by or on behalf of Stockholders and the Company or their representatives for purposes of or in connection with this Agreement or the transactions contemplated herein was materially true and accurate on the date as of which such information is dated and the Stockholders do not believe such factual information is materially incomplete in any respect.

ARTICLE IV

INTENTIONALLY OMITTED

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Buyer jointly and severally represent and warrant to the Stockholders as of the Closing Date and agree as follows:

5.1 Organization and Authority of Parent and Buyer.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the execution, delivery and performance of this Agreement by the Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent.  The Parent Shares to be issued to the Stockholders as part of the Merger Consideration have been duly authorized by all necessary corporate action on the part of Parent and, upon receipt of the Shares from the Stockholders, at the Effective Time, will be validly issued, fully paid and non-assessable.  This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by the Stockholders, the Company and Buyer, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

(b) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and the execution, delivery and performance of this Agreement by the Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer, and assuming due authorization, execution and delivery by the Stockholders, the Company and the Parent, this Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

(c) Buyer has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except as would not reasonably be expected to result in a Material Adverse Effect on the Buyer.  The Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for other jurisdictions in which the failure to be so qualified to do business or be in good standing shall not have a Material Adverse Effect.  The Buyer has delivered to the Stockholders and the Company complete and correct copies of the charter and bylaws of the Buyer as in effect as of the Closing Date.

(d) The Parent has good title to, and is the sole record and beneficial owner of, 100% of the issued and outstanding shares of the Buyer and such shares are free and clear of any and all Encumbrances.  The Parent is not a party to any voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of the Buyer owned by the Parent other than such which will terminate upon the consummation of the transactions contemplated by this Agreement.

5.2 Capitalization.

(a) The authorized capital stock of the Parent consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock.  As of the date hereof, after giving effect to the Merger and the consummation of the transactions contemplated hereby, the capitalization of the Parent will be as set forth on Schedule 5.2 hereof.  All of the shares of Parent common stock and all of the shares of Parent preferred stock, including the Parent Shares, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of Parent common stock or Parent preferred stock, including the Parent Shares, were issued in violation of any preemptive rights or is subject to any preemptive rights of any Person.  No legend or other reference to any Encumbrance appears upon any certificate representing the Merger Consideration, except for customary legends with respect to transfer restrictions for restricted securities under federal and Delaware securities Law.

(b) Except as set forth in the Parent’s filings with the SEC or on Schedule 5.2 hereof, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Parent, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Parent, including, but not limited to the Parent Shares; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests.  Except as set forth in the Parent’s filings with the SEC or on Schedule 5.2 hereof, there are no outstanding contractual obligations or plans of the Parent to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Parent.  There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Parent common stock may vote.

(c) The authorized capital stock of the Buyer consists of 25,000 shares of common stock and 0 shares of preferred stock.  As of the date hereof, there are 1,000 shares of common stock outstanding, 100% of which are held by the Parent.  No shares of preferred stock are issued and outstanding.  All of the shares of Buyer common stock, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the Buyer shares, were issued in violation of any preemptive rights or is subject to any preemptive rights of any Person.

(d) There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Buyer, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Buyer, including, but not limited to the Buyer shares; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests.  There are no outstanding contractual obligations or plans of the Buyer to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Buyer.  There are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Buyer common stock may vote.

5.3 Litigation; Compliance with Laws.

(a) To the Knowledge of the Buyer, there is no Action pending or threatened against or affecting the Buyer or any of its assets.

(b) To its Knowledge, neither the Parent nor the Buyer is in violation of any applicable Law or, to the Knowledge of the Parent or the Buyer, subject to or in default with respect to any Order to which it, or its properties or assets (owned or used), is subject except as would not reasonably be expected to result in a Material Adverse Effect on the Parent or Buyer, as the case may be.  To the Knowledge of the Buyer, at all times since inception, Buyer has been in compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except as would not reasonably be expected to result in a Material Adverse Effect on the Buyer.

(c)   To the Knowledge of the Parent and except as may be set forth in the Parent’s filings with the SEC, there is no Action pending or threatened against or affecting the Parent or any of its assets.

5.4 No Conflict; Governmental Consents

(a)   The execution, delivery and performance of this Agreement by the Parent and Buyer do not and will not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws of the Parent or Buyer, (ii) conflict with or violate in any material respect any Law or Order applicable to any of the Parent or Buyer, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Parent or Buyer pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other Contract to which the Parent or Buyer is a party or by which any of its assets or properties is bound or affected, except as would not reasonably be expected to result in a Material Adverse Effect on the Parent or Buyer.

(b) Except for the listing of the Merger Consideration with The NASDAQ Capital Market, if required, the execution, delivery and performance of this Agreement by the Parent does not and will not require any Approval or Order of any Governmental Entity.

5.5 SEC Reporting

Parent has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC pursuant to the Exchange Act or other applicable United States federal securities Laws.  None of the Parent’s subsidiaries is required to file periodic reports with the SEC.  To the Parent’s Knowledge, no investigation by the SEC with respect to the Parent or any of its subsidiaries is pending or threatened.

5.6 Officer and Directors

       To the Parent’s Knowledge, none of the officers or directors of Parent or any of its subsidiaries: (i)has been convicted of any felony or misdemeanor or named as a subject of a criminal proceeding within the past ten (10) years (excluding traffic violations and other minor offenses but including in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser); (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within the past five (5) years, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the SEC entered pursuant to Sections 15(b), 15B(a), or 15B(c) of the Exchange Act, or Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, a national securities exchange registered under Section 6 of the Exchange Act or a national securities association registered under Section 15A of the Exchange Act for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under 39 U.S.C. Section 3005 within the past five (5) years or is subject to a restraining order or preliminary injunction entered under 39 U.S.C. Section 3007 with respect to conduct alleged to have violated 39 U.S.C. Section 3005.

5.7 No Brokers or Finders.

       No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any of the Parent, the Buyer, or any of their respective Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or such transactions.

5.8 Disclosure

       To the Knowledge of the Parent and the Buyer all factual information (taken as a whole) heretofore or contemporaneously requested by Stockholders or the Company and furnished to the Stockholders or the Company by or on behalf of the Parent or the Buyer or its representatives for purposes of or in connection with this Agreement or the transactions contemplated herein was materially true and accurate on the date as of which such information is dated and neither the Parent nor the Buyer believes such factual information is materially incomplete in any respect

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Assumption of Risk by Parent and Buyer; No Reliance.

(a) Each of Parent and Buyer, on behalf of themselves and their respective officers, directors, stockholders and affiliates hereby acknowledge and agree that: (i) it has had sufficient opportunity to conduct and has conducted a thorough due diligence investigation of the Company prior to the date hereof; (ii) the representations and warranties set forth in Article III are, subject to the limited recourse set forth in Articles VII and VIII, for informational purposes only, and, except as set forth in Articles VII and VIII, shall not give rise to any Claim in any manner (including, without limitation, breach of contract); and (iii) it is sophisticated in business transactions of the nature contemplated by this Agreement and understands the risks of engaging in a such a transaction with limited representations and warranties made by the Stockholders and limited recourse for breach thereof.

(b)  Each of Parent and Buyer, on behalf of themselves and their respective officers, directors, stockholders and affiliates, hereby acknowledge and agree that (i) neither the Company nor the Stockholders or their respective Affiliates or representatives has made or makes any representation or warranty, express or implied, relating to the Company or the Company’s properties or assets or otherwise except for those representations and warranties expressly set forth in Article III and (ii) no Person has been authorized by the Stockholders to make any representation or warranty relating to the Company or its assets or otherwise in connection with the Merger, and if made, such statement must not be relied upon as having been authorized by the Company or the Stockholders.

6.2 Notices and Consents

       Each of the Stockholders and Parent agree that, in the event any Approval necessary to preserve the Company’s assets is not obtained prior to the Closing, the Stockholders will, subsequent to the Closing, on the reasonable request of Parent and at Parent’s sole cost and expense, cooperate with the Surviving Entity and Parent in attempting to obtain such Approval as promptly thereafter as practicable.

6.3 Taking of Necessary Action; Further Action

      If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Entity are fully authorized in the name of the Surviving Entity or otherwise to take and will take, all such actions at Parent’s expense.

6.4           Stockholders’ Obligation to Close

      The Stockholders’ obligation to close the transaction set forth in this Agreement is expressly made subject to the satisfaction of the following conditions:

(a) Parent shall have obtained the requisite shareholder approval for the issuance of the Merger Consideration; and

(b) Receipt by Stockholders of the Non-Escrow Shares and receipt by the Escrow Agent of the Escrow Shares.

6.5 Conditions Precedent.  The Closing of the Merger and related transactions or actions contemplated by this Agreement are expressly subject to and contingent upon the satisfaction of the following conditions precedent (the “Conditions Precedent”):

(a)    Parent shall have obtained the requisite shareholder approval in accordance with the DGCL, the rules of the NASDAQ Stock Market and federal securities laws for the issuance of the Merger Consideration hereunder;

(b)  Parent shall have received approval from the NASDAQ Capital Market of an additional listing application covering the Merger Consideration, if required;

(c)  the Company shall have a minimum cash balance of Two Million Dollars ($2,000,000) and no debt;

(d) acquisition by the Company of an additional patent portfolio that is separate from the Company Intellectual Property; and

(e) delivery of a fairness opinion issued by Daniel Gelbtuch relating to the Company Intellectual Property.

6.6 Further Assurances

Parent, Buyer and the Stockholders shall (and Parent shall cause the Surviving Entity to) provide reasonable cooperation to each other and their professional auditors with respect to any audit, legal or tax inquiries or procedures following the Closing Date including, without limitation, in order to permit Parent to have prepared, at its sole cost and expense, audited financial statements as required for filing with the SEC.

  6.7           Legal Representation.  (i) Parent and Buyer, (ii) the Company and (iii) the Stockholders each hereto acknowledge that they have been represented by independent legal counsel in the preparation of this Agreement and Plan of Merger.  (i) Parent and Buyer, (ii) the Company and (iii) the Stockholders each hereby explicitly waive any conflict of interest and other allegations that they have not been represented by their own counsel.

6.8           Financial Matters.  At the Closing Date, all intercompany obligations recorded on the books and records of the Parties, due and owing from the Company to Stockholders, or from Stockholders to the Company shall be cancelled.  All bank accounts of the Company shall be maintained and any balances on the date hereof shall be conveyed and transferred to Buyer and the Surviving Entity by virtue of the Merger.

6.9           Conversion Limitations. Subject to the beneficial ownership limitations set forth in the certificate of designation of the Parent’s Series D Preferred Stock and described in Section 2.5 above, which shall further limit the conversions permitted hereby, each Stockholder agrees not to convert more than its pro rata share of the conversion limit (the “Conversion Limit”) of the Series D Preferred Stock on any single Trading Day (as defined in the Series D Certificate of Designation).  The Conversion Limit is calculated as 15% (the “Volume Percentage”) of the greater of (i) the trading volume of the Parent’s common stock on the Conversion Notice Delivery Date (as defined in the Series D Certificate of Designation) or (ii) the average trading volume of the Parent’s common stock for the ten (10) Trading Days immediately prior to the Conversion Notice Delivery Date.  If the Parent’s common stock is traded at or above $12 per share on the Conversion Notice Delivery Date, the Volume Percentage shall be increased to 20% for purposes of calculating the Conversion Limit applicable to that day.  The Parent and Stockholders agree that the Conversion Limit shall be applied to all holders of the Series D Preferred Stock in the same manner and to the same extent (accounting for each holder’s pro rata share), and that any waiver, termination or  modification of the Conversion Limit shall affect all holders equally.  In the event that the Conversion Limit is waived, terminated or otherwise modified by the Parent, each holder of Series D Preferred Stock shall be entitled to the benefit of such waiver, termination or modification (as the case may be) and shall be entitled to the same revised conversion limit terms at the time of such waiver, termination or modification, provided, however, that if any condition must be satisfied or consideration provided for such waiver, termination or modification, each holder will be required to satisfy such condition or provide such consideration (accounting for each holder’s pro rata share) in order to be entitled to the benefits thereof.  Notwithstanding anything in this Section 6.9 or in the Series D Certificate of Designation, a holder of the Series D Preferred Stock may convert such shares of Series D Preferred Stock without regards to the Conversion Limit if the stock is traded at or above $15 on the Conversion Notice Delivery Date.  Each certificate evidencing shares of Series D Preferred Stock shall contain a legend reflecting the terms of the restrictions on conversions set forth in this Section 6.9. Notwithstanding anything to the foregoing, in the event of a discrepancy between this Section 6.9 and the terms of the Series D Certificate of Designation, the terms of the Series D Certificate of Designation shall govern.

ARTICLE VII

TAX MATTERS

7.1 Conveyance Taxes

      Parent and Buyer shall pay and be solely responsible for any transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.  Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other party or parties to comply with the foregoing.

7.2 Pre-Closing Tax Returns

       The Stockholders shall timely prepare and file all Tax Returns of the Company required to be filed by the Company with respect to a period ending on or before the Closing Date (each such Tax Return, a “Pre-Closing Tax Return”).  Parent and Buyer shall cause the Company to execute and timely file any Pre-Closing Tax Return prepared in accordance with this Section 7.2 that will be filed after the Closing Date, other than any income consolidated Tax Return for a consolidated group of which the Stockholders are the common parent.  The cost of preparing all Pre-Closing Tax Returns shall be paid by the Stockholders.  All such Pre-Closing Tax Returns shall be prepared and filed in a manner consistent with the past practice of the Company unless otherwise required by applicable Law.  The Stockholders, the Buyer and the Parent will cooperate in good faith in connection with the exchange of information necessary for the preparation of all Pre-Closing Tax Returns.

7.3 Straddle Period

       The Parent and Buyer shall timely prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company required to be filed by the Company, as the case may be, with respect to a period beginning before the Closing Date and ending after the Closing Date (a “Straddle Period”) relating to Taxes a portion of which is owed by the Company and the Stockholders with respect to any pre-closing tax period or portion thereof (“Straddle Period Returns”).  All Straddle Period Returns shall be prepared and filed in a manner consistent with the past practice of the Company unless otherwise required by applicable Law.  The Stockholders shall have the right to review and comment on each Straddle Period Return prior to the filing of such return.  The Stockholders, Parent and the Buyer agree to consult and resolve in good faith any issues and comments arising as a result of the review of each Straddle Period Return, and mutually to consent to filing as promptly as possible to each Straddle Period Return.   The cost of preparing all Straddle Period Returns shall be paid by the Parent or the Buyer.

7.4 Last Day of Taxable Period

       If the Company is permitted under any applicable foreign, state or local income tax Law to treat the Closing Date as the last day of a taxable period of the Company, the Stockholders and the Parent and Buyer shall treat (and cause their respective Affiliates to treat) the Closing Date as the last day of such taxable period (i.e., a deemed closing of the books for Tax purposes).  For all purposes under this Agreement, in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is allocable to the portion of the period ending on the close of the Closing Date shall be, in the case of Taxes that are based upon or related to income or receipts, be equal to the amount which would be payable if the taxable year ended on the Closing Date.

7.5 Tax Cooperation

       The Stockholders, the Parent and the Buyer shall, upon written request of the other, (i) each provide the other with such assistance as may be reasonably requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes or such returns, (ii) each retain and provide the other with any records or other information that may be relevant to such Tax Returns, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any such Tax Returns.  Without limiting the generality of the foregoing, the Buyer and Parent shall retain until the applicable statues of limitations (including any extensions) have expired, copies of all Pre-Closing Tax Returns and Straddle Period Returns, supporting work schedules, and other records or information that may be relevant to such returns, and shall not destroy or otherwise dispose of any such records without first providing the Stockholders with a reasonable opportunity to review and copy the same.  Each party shall bear its own expenses in complying with the foregoing provisions.

7.6 Required Notification

       The Buyer shall promptly notify the Stockholders in writing upon receipt by the Buyer or any of its Affiliates of notice of any audits, examinations, adjustments or assessments relating to Taxes with respect to any Pre-Closing Tax Returns and any Straddle Period Returns, and with respect to amounts which would be paid by the Stockholders or for which any of the Buyer or its Affiliates may be entitled to receive indemnity under this Agreement (each, a “Tax Claim”).  The Stockholders, in their sole discretion, may contest such Tax Claim in any permissible forum and shall otherwise have the sole right at their sole expense to direct, control and settle any administrative or judicial proceedings relating to such Tax Claim, provided that (i) the Stockholders notify the Buyer in writing within twenty (20) days (or if a response to such Tax Claim is required within thirty (30) days and the Internal Revenue Service (or any other applicable state or local tax authority) refuses to grant an extension of at least ten (10) days, fifteen (15) days; provided that the Buyer shall be required to use reasonable efforts to obtain such an extension) of the Buyer's notification of the Stockholders of such Tax Claim of their intent to exercise their right to direct, control, and settle such Tax Claim, (ii) the Buyer shall be entitled to participate at its sole expense in such administrative or judicial proceedings and (iii) to the extent any settlement of any such proceeding is reasonably expected to increase any Tax to the Buyer or its Affiliates in respect of any Tax not indemnified under this Agreement by the Stockholders at the time of such settlement, the Stockholders may not settle any such proceeding without the prior written consent of the Buyer.

ARTICLE VIII

INDEMNIFICATION

8.1 Obligations of Stockholders

(a) Indemnification by Stockholders.  Subject to the limitations set forth this Section 8.1 and otherwise in this Article VIII, the Stockholders (the “Stockholders Indemnifying Party”), agree to indemnify and hold harmless Parent, the Surviving Entity and their respective directors, officers and Affiliates and their successors and assigns (each a “Parent Indemnified Party”) from and against any and all Losses of the Parent Indemnified Parties, to the extent directly or indirectly resulting or arising from or based upon:

(i) breach of any representation or warranty set forth in Article III; and

(ii) all Taxes to the extent resulting from or relating to the ownership, management or use of and the operation of the Company prior to and including the Closing Date.

(b) Intentionally Omitted.

(c) Limitations on Liability.  The obligations of the Stockholders under this Section 8.1 shall be subject to the following limitations:

(i) The Stockholders shall not have any liability to any Parent Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.1(a), until such time as the amount of all such liability shall collectively exceed $10,000 (the “Threshold”), whereupon the Losses exceeding the Threshold shall be payable by the Stockholders;

(ii) Parent waives, on behalf of itself and any Parent Indemnified Party, any right to multiply actual damages or recover consequential, indirect, special, punitive or exemplary damages (including, without limitation, damages for lost profits or loss of business opportunity) arising in connection with or with respect to the indemnification provisions hereof or any right to recovery from any source other than the Escrow Shares.  For the avoidance of doubt, the Stockholders’ indemnification obligation is limited to the Escrow Shares.

(iii)  In no event shall the Stockholders’ aggregate liability to any Indemnified Party under Section 8.1 exceed the after tax amount of such Claim and all Claims shall be net of any insurance proceeds reasonably expected to be received in respect of Losses subject to such Claim.  The Parent Indemnified Parties shall use all reasonable efforts to collect any amounts available under applicable insurance policies with respect to Losses subject to a Claim.

8.2 Obligations of Parent

       Parent, Buyer and the Surviving Entity (collectively, the “Parent Indemnifying Parties”) agree to indemnify and hold harmless the Stockholders and their respective agents, representatives and Affiliates and their successors and assigns (each, a “Stockholders Indemnified Party”) from and against any and all Losses of the Stockholders Indemnified Party, directly or indirectly, as a result of, or based upon or arising from:

(a) the ownership, management and operation of the Company and the Surviving Entity after the Closing Date, except (a) to the extent any such Losses are subject to indemnification by the Stockholders pursuant to Section 8.1 or (b) to the extent any such Losses are the result of fraud committed by the Stockholders; and

(b) Buyer shall not have any liability to the Stockholders Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.2, until such time as the amount of all such liability shall collectively exceed the Threshold, whereupon the Losses exceeding the Threshold shall be payable by Buyer.  Also, in no event shall Buyer’s aggregate liability under Section 8.2 exceed the after-tax amount of such Claims.

8.3 Procedure

       A Stockholders Indemnified Party or a Parent Indemnified Party (each, an “Indemnified Party”) shall give the Parent Indemnifying Party or Stockholders Indemnifying Party (each, an “Indemnifying Party”), as applicable, notice (a “Claim Notice”) of any matter which an Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (a “Claim”), within forty-five (45) days of such determination; provided, however, that any failure of the Indemnified Party to provide such Claim Notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure.  Upon receipt of the Claim Notice, the Indemnifying Party shall be entitled to assume and control the defense of such Claim at its expense if it gives notice of its intention to do so to the Indemnified Party within ten (10) Business Days of the receipt of such Claim Notice from the Indemnified Party; provided, however, that (i) Indemnified Party must approve of the selection of legal counsel by Indemnifying Party, which approval shall not be unreasonably withheld, delayed or conditioned and (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  No such Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned so long as (a) there is no payment or other consideration required of the Indemnified Party and (b) such settlement does not require or otherwise involve any restrictions on the conduct of Business by the Indemnified Party.

8.4 Survival.

(a) The representations and warranties of the Stockholders and Parent contained in this Agreement, including the Exhibits and the Schedules to this Agreement, shall survive the Closing until the first (1st) anniversary of the Closing Date.  An Indemnifying Party is not required to make any indemnification payment hereunder unless a Claim is delivered to the Indemnifying Party on or before 5:00 p.m. ET of the one year anniversary of the Closing Date, except with respect to Claims of fraud committed by the Indemnifying Party.

(b) Any matter as to which a Claim has been asserted by a Claim Notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a final, nonappealable judgment of a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

8.5 Notice by Indemnifying Party

.  The Indemnifying Party agrees to notify the Indemnified Party of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article VIII upon discovery or receipt of notice thereof (other than such claims from the Indemnified Party).

8.6 Exclusive Remedy.

  Other than rights to equitable relief, to the extent available under applicable law, each of the parties acknowledges and agrees that the sole and exclusive remedy for any Losses arising from Claims described in Sections 8.1 and 8.2 or any other Claims of every nature arising in any manner in connection with this Agreement, shall be indemnification in accordance with this Article VIII.

8.7 Mitigation

.  Prior to the resolution of any Claim for indemnification under this Agreement, the Indemnified Party shall utilize all commercially reasonable efforts, consistent with normal past practices and policies and good commercial practice, to mitigate such Losses.

8.8 Consequential and Other Damages

.  No party shall be liable for any lost profits or consequential, special, punitive, indirect or incidental Losses or damages in connection with this Agreement.

ARTICLE IX

GENERAL

9.1 Amendments; Waivers

   This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties.  No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

9.2 Schedules; Exhibits; Integration

      Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement.  This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

9.3 Governing Law
      This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.  Subject to the provisions of Section 9.15, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Virginia and the Federal Courts of the United States of America located within the Eastern District of Virginia with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Virginia State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any Virginia State court or any Federal Court of the United States of America sitting in the Eastern District of Virginia.

9.4 No Assignment

      Neither this Agreement nor any rights or obligations under it are assignable without the express written consent of the Stockholders and Parent.

9.5 Headings

      The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

9.6 Counterparts

      This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

9.7 Publicity and Reports

      The Stockholders and Parent shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as required by Law, no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of each of the Stockholders and Parent.

9.8 Parties in Interest

      This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

9.9 Notices

      Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or (c) mailed by certified mail, postage prepaid, return receipt requested as follows:

If to Parent or Buyer, addressed to:

Spherix Incorporated
7927 Jones Branch Drive, Suite 3125
Tysons Corner, VA 22102
Phone: 301.897.2540

Facsimile:

With a copy to:

James E. Baker, Jr.
Baxter, Baker, Sidle, Conn & Jones, P.A.
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland 21202
Telephone:  (410) 385-8122
Facsimile:  (410) 230-3801

If to Stockholders, addressed to the addresses set forth on the signature page hereto

If to the Company, addressed to:

North South Holdings Inc.
63 Roebling Street, #6B
Brooklyn, New York 11211

Facsimile:

or to such other address or to such other person as either party shall have last designated by such notice to the other party.  Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.9 and an appropriate answerback is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails by certified mail, return receipt requested, with postage prepaid and addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

9.10 Remedies; Waiver

      To the extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law.  No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

9.11 Attorney’s Fees

      In the event of any Action by any party to enforce against another party a right or claim, each party shall pay its own fees, costs and expenses incurred in such Action, and no arbitrator shall have authority to make an award of attorney’s fees in contravention of this provision.  Attorney’s fees incurred in enforcing any final judgment in respect of this Agreement are recoverable as a separate item.

9.12 Severability

      If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect; provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.  In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.  To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

9.13 Entire Agreement

This Agreement constitutes and includes that entire agreement of the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  No promise or representation of any kind has been made to any of the parties to this Agreement by any other party or parties to this Agreement or anyone acting for any of such parties, except as is expressly stated in this Agreement.

9.14 Time is of the Essence
      Time is of the essence in interpreting and enforcing this Agreement.

9.15 Arbitration

        Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration administered before one arbitrator by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of this Agreement (herein the “AAA Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be selected pursuant to the AAA Rules and shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least fifteen (15) years, specializing in general commercial litigation or general corporate and commercial matters and (ii) who has both training and experience as an arbitrator and is generally available to serve as an arbitrator.  The arbitration shall be governed by the arbitration law of the Federal Arbitration Act and shall be held in the Eastern District of Virginia.

9.16 Expenses

      All fees and expenses incurred by any party hereto shall be paid by such party.

9.17 Disclosures

       Each exception stated in the Schedules attached hereto shall be deemed to be disclosed under any Section of Article III or Article V specifically identified therein and any other Section or Sections to which such disclosure relates.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

PARENT:

SPHERIX INCORPORATED

By:
Name:
Title:

BUYER:

NUTA TECHNOLOGY CORP.

By:
Name:
Title:

COMPANY:

NORTH SOUTH HOLDINGS INC.

By:
Name:
Title:

STOCKHOLDERS: